UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): November 12, 2008

SunLink Health Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-12607

Ohio	310621189
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

900 Circle 75 Parkway

Suite 1120

Atlanta, Georgia 30339

(Address of Principal Executive Offices, Including Zip Code)

770-933-7000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

5.02(e) Executive Bonus Plan for 2009

On November 12, 2008, SunLink Health Systems, Inc. (the “Company”) approved an Executive Bonus Plan for 2009 (the “Plan”), which is a variable cash incentive program designed to reward Executives for successful achievement of certain short-term corporate goals and objectives. The Plan is being offered to all of the Company’s executive officers, and requires that each executive officer, in order to participate in the Plan, agree to relinquish any and all stock options, such executive officer holds, that have an exercise price equal to or greater than $6.00 per share.

To the extent that the Compensation Committee and CEO determine that corporate goals and objectives have been achieved, the bonus amounts payable at the Threshold, Target and Maximum level under the Plan shall be paid as a percentage of the executive officer’s base salary, as set forth below:

Robert Thornton	35%	52.5%	70%
Harry Alvis	30%	45%	60%
George Shaunnessy	30%	45%	60%
Mark Stockslager	25%	37.5%	50%
Jack Spurr	20%	30%	40%
Jerome Orth	20%	30%	40%

As of November 18, 2008, Messrs. Thornton, Alvis, Stockslager and Spurr have elected to participate in the Plan.

This brief description of the Plan is qualified by reference to the Executive Bonus Plan for 2009 attached as Exhibit 10.31 to this report.

Item 9.01	Financial Statements and Exhibits

Exhibits

Exhibit No.	Description

10.31	SunLink Health Systems, Inc. Executive Bonus Plan for 2009.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SunLink Health Systems, Inc.

Date: November 18, 2008	By:	/s/ Mark J. Stockslager
Mark J. Stockslager
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.31	SunLink Health Systems, Inc. Executive Bonus Plan for 2009.